Exhibit 10.12

INCENTIVE STOCK OPTION AGREEMENT

OF

PRESTIGE CRUISES INTERNATIONAL, INC.

THIS AGREEMENT (this “Agreement”), dated as of January 19, 2011 (the “Award Date”) is made by and between Prestige Cruises International, Inc., a corporation organized under the laws of the Republic of Panama (the “Company”), and «Full_Name», an Employee of the Company or one of its Subsidiaries (the “Optionee”).

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Company wishes to carry out the 2008 Stock Option Plan of Prestige Cruises International, Inc. (as may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Administrator (i) has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant the Incentive Stock Option provided for herein (the “Option”) to the Optionee as an inducement for the Optionee to enter into or remain in the employ of the Company or one of its Subsidiaries and as an incentive for increased efforts by the Optionee during such employment, and (ii) has instructed the officers of the Company to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

CONSTRUCTION

Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

ARTICLE II

GRANT OF OPTION

Section 2.1    Grant of Option

In consideration of the Optionee’s agreement to enter into or remain in the employ of the Company or one of its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of «Number» shares of Common Stock, subject to adjustment under Article 7 of the Plan, upon the terms and conditions set forth in the Plan and this Agreement. The Option shall be an Incentive Stock Option. The Optionee hereby agrees that except as required by law, the Optionee will not disclose to any Person other than the Optionee’s spouse and legal, financial and other advisors (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator.

Section 2.2    Option Subject to Plan

The Option granted hereunder is subject to the terms and provisions of the Plan in all respects, including without limitation, Article IV (Terms of Options), Article V (Exercise of Options) and Article VII (Other Provisions).

Section 2.3    Exercise Price

The purchase price of the shares of Common Stock covered by the Option shall be $         per share (without commission or other charge) (the “Exercise Price”).

ARTICLE III

EXERCISABILITY

Section 3.1    Commencement of Exercisability

   (a)      Subject to Section 3.3 of this Agreement, 50% of the shares of Common Stock covered by the Option shall become vested in three cumulative and substantially equal installments on each of December 31, 2011, December 31, 2012 and December 31, 2013, provided that the Optionee remains continuously employed in active service by the Company or one of its Subsidiaries from the Award Date through each such vesting date. No portion of the Option which is unvested at the Optionee’s Severance Date shall thereafter become vested, and such unvested Options shall instead terminate on the Severance Date.

   (b)      Subject to Section 3.3 of this Agreement, 50% of the shares of Common Stock covered by the Option (the “Performance-Based Shares”) shall become vested in three substantially equal installments on December 31 of each of the applicable Measurement Years specified in the table below if the Company meets or exceeds the applicable EBITDA Target for such Measurement Year specified below, provided that the Optionee remains continuously employed in active service by the Company or one of its Subsidiaries from the Award Date through each such vesting date. In addition, the compensation committee of Board of Director reserves the right to adjust EBITDA Target for each 2012 and 2013, respectively in accordance with the then current business and operations environment. If the Company does not meet or exceed the applicable EBITDA Targets for any Measurement Year, the Performance-Based Shares scheduled to vest on December 31 of such year shall instead terminate effective as of December 31. No portion of the Option which is unvested at the Optionee’s Severance Date shall thereafter become vested, and such unvested Options shall instead terminate on the Severance Date.

Measurement Year	EBITDA Target
2011	$
2012	$
2013	$

For purposes of this Section 3.1(b) and the determination of whether the Company has met or exceeded the applicable EBITDA Target for each Measurement Year, EBITDA shall have the same meaning as in the Plan. Notwithstanding the foregoing, upon written notice to the Optionee, the Administrator may, at its option, adjust the EBITDA Target for any Measurement Year to the extent it determines appropriate (for example, and without limitation, to reflect changes in the business and operating environment following the date hereof).

   (c)      To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary thereof) exceeds $100,000, the limitations of Section 4.2(c) of the Plan shall apply and to such extent the Option will be rendered a Non-Qualified Stock Option.

Section 3.2    Duration of Exercisability

The installments provided for in Section 3.1 are cumulative. Each such installment which becomes vested pursuant to Section 3.1 shall remain vested and may be exercised until the Option expires pursuant to Section 3.3. The Option may be exercised only to the extent the Option is vested.

Section 3.3    Expiration of Option

Subject to earlier termination in accordance with Section 7.1 of the Plan, the vested portion of the Option may not be exercised to any extent by any Person after the first to occur of any of the following events:

   (a)      The expiration of eight years from the Award Date;

   (b)      If the Optionee’s termination of employment or service results in a Severance Date for any reason other than (i) by the Company or any Subsidiary of the Company for Cause, or (ii) on account of the Optionee’s death or disability (as defined in Section 22(e)(3) of the Code), the ninetieth day following the Optionee’s Severance Date.

   (c)      The Optionee’s Severance Date if the Optionee’s termination of employment is by the Company or any Subsidiary of the Company for Cause; or

   (d)      If the Optionee’s termination of employment or service is on account of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the Optionee’s Severance Date.

Notwithstanding any post-termination exercise period provided in this Agreement or the Plan, the Option will qualify as an Incentive Stock Option only if it is exercised within the applicable exercise periods for Incentive Stock Options under, and meets all of the other requirements of, the Code. If the Option is not exercised within the applicable exercise periods for Incentive Stock Options or does not meet such other requirements, the Option will be rendered a Non-Qualified Stock Option.

Section 3.4    Partial Exercise

Any vested portion of the Option or the entire Option, if then wholly vested, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5    Exercise of Option

The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including without limitation, the provisions of Article V of the Plan, which, among other things, require that (i) the Optionee (or, in the event of the Optionee’s death or disability, the Optionee’s Eligible Representative) deliver an executed copy of a Joinder to the Stockholders’ Agreement (in the form attached to the Stockholders’ Agreement) to the Secretary as a condition to the exercise of the Option and (ii) the shares of Common Stock acquired on exercise of the Option be subject to the Company’s and Apollo’s call rights set forth in Section 5.6 of the Plan and first refusal and other rights set forth in the Stockholders’ Agreement. The Option will qualify as an Incentive Stock Option only if it meets all of the applicable requirements of the Code. The Option may be rendered a Non-Qualified Stock Option by use of one or more of the non-cash payment alternatives specified in Section 5.3(c) of the Plan.

Section 3.6    Notice of Sale Requirement; Withholding

The Optionee shall give prompt written notice to the Company of any sale or other transfer of the shares of Common Stock acquired on exercise of the Option if the sale or other transfer occurs within (a) one year after the exercise date of the Option or (b) two years after the grant date of the Option (any such sale or other transfer, a “Disqualifying Disposition”). In the event of any Disqualifying Disposition, the Company may require the Optionee to satisfy the minimum amount of any applicable federal, state, local and non-U.S. tax withholding requirements in a manner consistent with Section 5(d) of the Plan.

Section 3.7    Transfer Restrictions

In addition to the transfer restrictions contained in Section 5.7 of the Plan, but subject to compliance with all applicable laws, the Option shall be subject to any and all transfer restrictions under the Code applicable to Incentive Stock Options or necessary to maintain the intended tax consequences of the Option as an Incentive Stock Option.

ARTICLE IV

RESTRICTIVE COVENANTS

The following provisions of this Article IV shall apply to the Optionee only to the extent that the Optionee is not subject to any similar provisions pursuant to any employment agreement in effect between the Company or any of its Subsidiaries and the Optionee as of the Optionee’s Severance Date. If the Optionee is subject to similar provisions in such an employment agreement, the provisions of the employment agreement shall apply instead.

Section 4.1    Non-Competition

During the term of the Optionee’s employment with the Company or any of its Subsidiaries and for a period of one year following the Severance Date, the Optionee shall not, directly or indirectly, engage in, have any equity interest in, or manage or operate any Person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any business of the Company or any entity owned by the Company anywhere in the world; provided, however, that the Optionee shall be permitted to acquire a passive stock or equity interest in such a business provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business.

Section 4.2    Customer Non-Solicitation

During the term of the Optionee’s employment with the Company or any of its Subsidiaries and continuing following the Optionee’s Severance Date until the date that is two years after the last date the Optionee receives severance or other compensation or benefits from the Company or any of its Subsidiaries, the Optionee agrees not to, and will not permit any of the Optionee’s Affiliates to, directly or indirectly, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any of its Subsidiaries, on the other hand.

Section 4.3    Non-Solicitation/Non-Hiring of Employees

During the term of the Optionee’s employment with the Company or any of its Subsidiaries and continuing following the Optionee’s Severance Date until the date that is two years after the last date the Optionee receives severance or other compensation or benefits from the Company or any of its Subsidiaries, the Optionee agrees not to, and will not permit any of the Optionee’s Affiliates to, directly or indirectly, (i) recruit or otherwise solicit or induce (or attempt to recruit or otherwise solicit or induce) any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries, on the one hand, and any employee thereof, on the other hand, or (ii) hire any Person who is or at any time was an employee of the Company or any of its Subsidiaries until six (6) months after such Person’s employment relationship with the Company or any of its Subsidiaries has ended.

Section 4.4    Non-Disparagement

During the term of the Optionee’s employment with the Company or any of its Subsidiaries and thereafter in perpetuity, the Optionee shall not knowingly disparage, criticize, or otherwise make derogatory statements regarding the Company or any of its Affiliates, Subsidiaries, successors, directors, officers, customers or suppliers. The restrictions of this Section 4.4 shall not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.

Section 4.5    Non-Disclosure of Confidential Information

During the term of the Optionee’s employment with the Company or any of its Subsidiaries and thereafter in perpetuity, the Optionee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Optionee’s benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the Company or any of its Subsidiaries or Affiliates, including, without limitation, information with respect to the Company’s or any of its Subsidiaries’ operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The term “confidential information” does not include information which is generally known to the public other than as a result of a disclosure by the Optionee. Upon the Optionee’s Severance Date, the Optionee shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s or any of its Subsidiaries’ customers, business plans, marketing strategies, products or processes. The Optionee may respond to a lawful and valid subpoena or other compulsory legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

Section 4.6    Injunctive Relief

The Optionee hereby acknowledges that a breach of the covenants contained in this Article IV will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Optionee hereby agrees that, in the event of a breach of any of the covenants contained in this Article IV, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

ARTICLE V

OTHER PROVISIONS

Section 5.1    Not a Contract of Employment

Nothing in this Agreement or in the Plan shall (i) confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries, or (ii) interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except pursuant to any employment agreement in effect between the Company or any of its Subsidiaries and the Optionee as of the Optionee’s Severance Date.

Section 5.2    Shares Subject to Plan and Stockholder Agreement

The Optionee acknowledges that any shares of Common Stock acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders’ Agreement, including without limitation, the restrictions set forth in Article V of the Plan.

Section 5.3    Construction

This Agreement shall be construed in accordance with and governed by the laws of the state of New York, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.

Section 5.4    Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

The Optionee further acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

—

The Optionee is acquiring the Option for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Options within the meaning of the Securities Act and/or any applicable state securities laws.

—

The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any shares of Common Stock purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase shares of Common Stock. However, in evaluating the merits and risks of an investment in the Common Stock, the Optionee has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

—

The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

—

The Optionee understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Optionee is familiar.

—

The Optionee has read and understands the restrictions and limitations set forth in the Plan, this Agreement and the Stockholders’ Agreement which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

—

At no time was an oral representation made to the Optionee relating to the Option or the purchase of shares of Common Stock and the Optionee was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

Section 5.5    Entire Agreement

The parties hereto acknowledge that this Agreement, the Plan and the Stockholders’ Agreement set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Company and its Subsidiaries as if the agreements containing such provisions were not so superseded. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

Section 5.6    Amendment

The Administrator at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Optionee shall not be materially and adversely impaired without the Optionee’s written consent. The Company shall provide the Optionee with notice and a copy of any amendment made to this Agreement

Section 5.7    Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

Section 5.8    Notices

All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)        if to the Company, to:

Prestige Cruises International, Inc.

8300 N.W. 33rd Street, Suite 308

Miami, Florida 33122

Attention: Chief Executive Officer

Attention: General Counsel

and

Prestige Cruises International, Inc.

c/o Apollo Management, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Fax: (212) 515-3288

Attention: Senior Partner

(ii)        if to the Optionee, to the Optionee’s home address on file with the Company.

Section 5.9    Counterparts

This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE COMPANY:

PRESTIGE CRUISES INTERNATIONAL, INC.

By:
Name:
Title: Chairman & Chief Executive Officer

THE OPTIONEE:

Signature:

Print Name:

Optionee’s Address:

Optionee’s Taxpayer Identification Number:

Please sign and return to Human Resources no later than January 31, 2011.